Exhibit 32.1
CERTIFICATIONS UNDER SECTION 906
Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Butterfly Network, Inc., a Delaware corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:
The Annual Report on Form 10-K for the year ended December 31, 2024 (the “Form 10-K”), of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 28, 2025	/s/ Joseph DeVivo
Joseph DeVivo
President, Chief Executive Officer, and Chairman of the Board
(Principal Executive Officer)

Dated: February 28, 2025	/s/ Heather C. Getz, CPA
Heather C. Getz, CPA
Executive Vice President and Chief Financial & Operations Officer
(Principal Financial Officer)